THIRD AMENDMENT TO AGREEMENT OF SALE

     THIS THIRD AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and
entered into as of this      day of December, 1996, by and between DANE REAL
ESTATE, INC., a Florida corporation ("Purchaser") and PEMBROKE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale, dated October 31, 1996 as amended by First and Second Amendments to Agreement dated as of December __, 1996 and December 13, 1996 respectively (collectively the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement; and

     WHEREAS, Seller and Purchaser desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

     1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

     2. Purchaser shall have until December 20, 1996 to obtain (at its sole expense) its own structural report for the bay formerly occupied by Loffy's Deli (the "Report") in order to discover any structural damage to the steel frame of such bay (the "Defects"). Upon receipt of the Report, Seller shall have the right, by providing Purchaser written notice thereof within five (5) business days of receipt of the Report from Purchaser, to either cure the Defects prior to Closing or to credit Purchaser at Closing for the amount of the Defects identified in the Report as jointly determined by Purchaser and Seller. If Seller fails to so notify Purchaser in accordance with the immediately preceding sentence, Purchaser shall then have the right, by giving Seller written notice thereof within an additional five (5) business days, to terminate the Agreement and obtain the return of its Earnest Money deposit whereupon both parties shall be relieved of further obligations under the Agreement, except as expressly set forth therein.

     3. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.
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     4.   This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                              PURCHASER:

                              DANE REAL ESTATE, INC., a Florida corporation


                              By:   /s/ A. J. Belt, III
                                   ----------------------------------
                              Name:     A. J. Belt, III
                                   ----------------------------------
                              Its:      Vice President
                                   ----------------------------------



                              SELLER:


                              PEMBROKE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership

                              By:  Pembroke Partners, Inc., an Illinois
                                   corporation, its general partner


                              By:   /s/ John K. Powell, Jr.
                                   ----------------------------------
                              Name:     John K. Powell, Jr.
                                   ----------------------------------
                              Its:      Senior Vice President
                                   ----------------------------------
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